EXHIBIT 5

December 17, 2025

Liberty Live Holdings, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Re:	Post Effective Amendment on Form S-8 to Registration Statement on Form S-4 for 1,286,700 shares of the Series C Liberty Live Group common stock, par value $0.01 per share, issuable pursuant to the Liberty Live Holdings, Inc. Transitional Stock Adjustment Plan.

Ladies and Gentlemen,

We have acted as special Nevada counsel to Liberty Live Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Post Effective Amendment on Form S-8 to Registration Statement on Form S-4 (File No. 333-288960) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the offering and sale of, among other securities, 1,286,700 shares of the Company’s Series C Liberty Live Group common stock, par value $0.01 per share (“Series C Liberty Live Group common stock”) issuable upon exercise of outstanding stock options and settlement of existing restricted stock units, under the Company’s Transitional Stock Adjustment Plan (as amended or restated from time to time, the “Plan”). Such shares, issuable under the Plan and registered by the Registration Statement, are hereinafter referred to as the “Company Plan Shares.”

In connection with the filing of the Registration Statement, we have examined and relied upon originals or copies, certified to our satisfaction, of: (i) the Plan; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (iii) records of proceedings of the board of directors and stockholder of the Company related to the Plan; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

We assume that appropriate actions will be taken, prior to the offer and sale of the Company Plan Shares in accordance with the Plan, to register and qualify the Company Plan Shares for sale under all applicable state securities or “Blue Sky” laws.

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002 www.gtlaw.com

Liberty Live Holdings, Inc.

December 17, 2025

Based upon the foregoing examination and assuming that the consideration, if any, required to be paid in connection with the issuance and sale of shares of Company Plan Shares under the Plan is actually received by the Company as provided in the Plan, we are of the opinion that the Company Plan Shares, when and if issued under the Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters expressly stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion expressed herein are specifically limited to Chapters 75, 78 and 92A of the Nevada Revised Statutes, including the statutory provisions thereof as well as reported judicial decisions interpreting these laws, and are expressed only with respect to such laws as currently in effect. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely, /s/ Greenberg Traurig, LLP GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law